UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2013 (August 12, 2013)

GIBRALTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road

P.O. Box 2028

Buffalo, New York 14219-0228

(Address of principal executive offices) (Zip Code)

(716) 826-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 12, 2013, Henning N. Kornbrekke the President and Chief Operating Officer of Gibraltar Industries, Inc. (“Company”) advised the Company that he intends to retire from the Company effective December 31, 2013. Mr. Kornbrekke also confirmed to the Company that his retirement is solely due to personal reasons and not as a result of any disagreement with the Company.

Gibraltar has retained Korn/Ferry International to assist the board of directors in its search for a replacement.

Kornbrekke has served as Gibraltar’s president and chief operating officer since 2004, after joining the Company as president of its Building Products Group in 2002.

Item 8.01 Other Events

On August 12, 2013, the Company issued a press release, a copy of which is furnished herewith as Exhibit 99.1 and in incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit	Description

99.1	Press Release issued by Gibraltar Industries, Inc. on August 12, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.

Date: August 13, 2013

	By:	/s/ Paul M. Murray
Paul M. Murray
Senior Vice President of Human Resources and Organizational Development

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